Exhibit 99.1

Press Release
Investor Contact: Ankit Hira or Ed Yuen
Solebury Trout for Bentley Systems
ir@bentley.com
1-610-458-2777
Media Contact:
Carey Mann
carey.mann@bentley.com
1-610-458-3170

Bentley Systems Announces Fourth Quarter and Full Year 2020 Results,
and its 2021 Financial Outlook
EXTON, PA – March 2, 2021: Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its fourth quarter and full year ended December 31, 2020, and 2021 financial outlook.
Fourth Quarter 2020 Financial Results:
•Total revenues were $219.6 million, up 8.2% year-over-year;
•Subscriptions revenues were $178.3 million, up 9.4% year-over-year;
•Last twelve-month recurring revenues were $696.7 million, up 10.4% year-over-year;
•Last twelve-month recurring revenues dollar-based net retention rate calculated under Topic 605 was 108%, the same as for the same period last year;
•Last twelve-month account retention rate was 98% (calculated under Topics 606 and 605 for comparability), compared to 98% (calculated under Topic 605) for the same period last year;
•Annualized Recurring Revenue (“ARR”) was $752.7 million as of December 31, 2020, representing a constant currency ARR growth rate of 8% from December 31, 2019;
•GAAP operating income was $54.3 million, compared to $42.7 million for the same period last year;
•GAAP net income was $51.9 million, compared to $36.3 million for the same period last year. GAAP net income per diluted share was $0.17, compared to $0.13 for the same period last year;

•Adjusted Net Income was $52.1 million, compared to $35.8 million for the same period last year. Adjusted Net Income per diluted share was $0.17 compared to $0.12 for the same period last year;
•Adjusted EBITDA was $77.1 million, compared to $56.0 million for the same period last year. Adjusted EBITDA margin was 35.1%, compared to 27.6% for the same period last year;
•Cash flow from operations was $82.3 million, compared to $52.5 million for the same period last year.
Full Year 2020 Financial Results:
•Total revenues were $801.5 million, up 8.8% year-over-year;
•Subscriptions revenues were $679.3 million, up 11.7% year-over-year;
•GAAP operating income was $150.2 million, compared to $141.9 million for the same period last year;
•GAAP net income was $126.5 million, compared to $103.1 million for the same period last year. GAAP net income per diluted share was $0.42, compared to $0.35 for the same period last year;
•Adjusted Net Income was $192.7 million, compared to $135.0 million for the same period last year. Adjusted Net Income per diluted share was $0.64 compared to $0.46 for the same period last year;
•Adjusted EBITDA was $266.2 million, compared to $188.1 million for the same period last year. Adjusted EBITDA margin was 33.2%, compared to 25.5% for the same period last year;
•Cash flow from operations was $258.3 million, compared to $170.8 million for the same period last year.
Definitions of the non‑GAAP financial measures used in this press release and reconciliations of such measures to the most comparable GAAP financial measures are included below under the heading “Use and Reconciliation of Non‑GAAP Financial Measures.”
“The fourth quarter and full-year 2020 concluded to our general satisfaction, given the enduring pandemic conditions in most of the world. Our overall application usage and new business generation essentially rebounded by year end to pre-pandemic levels, and our growth in ARR and especially recurring revenues underscore our long-term momentum and predictability. The commercial / facilities and industrial / resources sectors remain weaker, but on balance we believe we are well positioned, by our diversification and market-leading emphasis on public works / utilities, for 2021’s broadly anticipated infrastructure investment resurgence,” said Greg Bentley, CEO.
Mr. Bentley continued, “While we expect that 2020’s evident acceleration in “going digital” for infrastructure engineering will continue, our first-ever annual financial outlook naturally reflects conservative assumptions about the timing of cyclical economic recovery. While we are prepared and inclined to invest resolutely in the “generational” opportunity for infrastructure digital twins, our 2021 plans and outlook nevertheless give appropriate precedence to our commitment and ability to steadily improve our sustainable operating margins, indefinitely.”

Fourth Quarter 2020 Financial Developments:
•In November 2020, Bentley Systems completed its follow‑on public offering of 11.5 million shares of its Class B Common Stock at a price of $32.00 per share (the “Follow‑On Offering”). The Company sold 9.6 million shares of Class B Common Stock (inclusive of 1.5 million shares sold upon the exercise by the underwriters of their option to purchase additional shares of the Company’s Class B Common Stock). The selling stockholders sold 1.9 million shares of Class B Common Stock. The Company received net proceeds of $294.4 million after deducting expenses of $12.9 million. The Company did not receive any of the proceeds from the sale of the Class B Common Stock sold by the selling stockholders.
•For the three months and year ended December 31, 2020, the Company reported an effective tax rate of 23.7% and 23.0% respectively.
Recent Financial Developments:
•In January 2021, Bentley Systems entered into an amended and restated credit agreement, which matures on November 15, 2025 (the “New Credit Facility”). Upon entry into the New Credit Facility, the Company obtained a $850.0 million senior secured revolving facility and refinanced all indebtedness outstanding under its former Credit Facility.
•In January 2021, Bentley Systems completed an offering of $690.0 million of 0.125% convertible senior notes due 2026 (the “2026 Notes”). Interest will accrue from January 26, 2021 and will be payable twice a year with the first payment due on July 15, 2021. The Company used $25.5 million of the net proceeds from the sale of the 2026 Notes to pay the cost of the capped call transactions and approximately $250.5 million to repay outstanding indebtedness under the former Credit Facility and to pay related fees and expenses. The Company intends to use the remainder of the net proceeds from the sale of the 2026 Notes for general corporate purposes, which may include funding future acquisitions. The Company may apply all or a portion of the net proceeds for the acquisition of businesses, software solutions, and technologies that the Company believes are complementary to its own, although the Company has no agreements, commitments, or understandings with respect to any specific material acquisition at this time. The Company has not allocated any specific portion of the net proceeds to any particular purpose and its management will have the discretion to allocate the proceeds as it determines. The Company incurred $18.0 million of expenses in connection with the 2026 Notes offering consisting of the payment of underwriting discounts and commissions, professional fees, and other expenses.

2021 Financial Outlook
The Company is providing the following outlook for the year ending December 31, 2021. The 2021 guidance herein is premised on COVID‑19 pandemic-related business impacts generally abating gradually by year end, however, the ultimate impacts of COVID‑19 on the Company's financial outlook remain uncertain.
•Total revenues in the range of $895 million to $920 million, representing growth of 11.7% to 14.8%;
•Constant currency ARR growth rate of 8% to 10%;
•Adjusted EBITDA in the range of $285 million to $295 million, representing growth of 7.1% to 10.8%, and Adjusted EBITDA margin of approximately 32%;
•Its effective tax rate to be approximately 20%.
The Company does not provide quarterly guidance, but will update its full-year financial outlook when announcing quarterly operating results during 2021 to the extent expectations materially change.
The 2021 outlook information provided above includes Constant currency ARR growth rate, Adjusted EBITDA, and Adjusted EBITDA margin guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is unable to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including stock‑based compensation charges, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.
The 2021 outlook is forward-looking, subject to significant business, economic, regulatory, and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its outlook. The Company uses these forward-looking measures to evaluate its ongoing operations and for internal planning and forecasting purposes.
Earnings Call Details
Bentley Systems will host a live Zoom Video Webinar on March 2, 2021 at 8:30 a.m. Eastern Time to discuss financial and operating results for its fourth quarter and full year ended December 31, 2020, and 2021 financial outlook.
Those wishing to participate should access the live Zoom Video Webinar of the event through a direct registration link at https://zoom.us/webinar/register/WN_i4XEjuozSPicl1dXJtnsCg. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. Presentation materials will be posted prior to the webinar on Bentley Systems' Investor Relations website. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

About Bentley Systems
Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,000 colleagues and generates annual revenues of more than $800 million in 172 countries. www.bentley.com.
© 2021 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, E7, iTwin, MicroStation, ProjectWise, and SYNCHRO are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.
Forward-Looking Statements
The forward-looking statements contained in this earnings release reflect Bentley Systems’ expectations as of today’s date. Given the number of risk factors, uncertainties, and assumptions discussed below, actual results may differ materially.
Any statements made in this earnings release that are not statements of historical fact, including statements about our 2021 financial outlook and our beliefs and expectations, are forward‑looking statements and should be evaluated as such. Forward‑looking statements include information concerning possible or assumed future results of operations, business plans, and strategies. Forward‑looking statements are based on Bentley Systems management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited, to macroeconomic conditions, pandemic consequences, and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2020, and the Company’s subsequent filings with the SEC. Copies of each filing may be obtained from the Company or the SEC on their respective websites. All forward‑looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward‑looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics
Definitions of the non‑GAAP financial measures used in this earnings release and reconciliations of such measures to their nearest GAAP equivalents are included below under “Use and Reconciliation of Non‑GAAP Financial Measures.” Certain non‑GAAP measures included in our financial outlook are not being reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward‑looking basis. The Company is unable to reconcile these forward‑looking non‑GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected for these periods not to impact the non‑GAAP measures, but would impact GAAP measures. Such unavailable information, which could have a significant impact on the Company’s GAAP financial results, may include stock‑based compensation charges, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items.
Last twelve-month recurring revenues are calculated as recurring revenues recognized over the preceding twelve‑month period. We define recurring revenues as subscription revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses, and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions.
Constant Currency Metrics
In reporting period‑over‑period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results using prior period average foreign currency exchange rates. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.
•Our last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from accounts with recurring revenues in the prior period (“existing accounts”), but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months. The recurring revenues dollar‑based net retention rate for the year ended December 31, 2020 was calculated under Topic 606 and continues to be presented pursuant to Topic 605 for comparability purposes. Prior to the year ended December 31, 2020, the recurring revenues dollar‑based net retention rate was calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we did not have all information that was necessary to calculate recurring revenues dollar‑based net retention rate pursuant to Topic 606 for earlier periods.

•Our last twelve-month account retention rate for any given twelve‑month period is calculated using the average currency exchange rates for the prior period, as follows: the prior period recurring revenues from all accounts with recurring revenues in the current and prior period, divided by total recurring revenues from all accounts during the prior period. The account retention rate for the year ended December 31, 2020 was calculated under Topic 606 and continues to be presented pursuant to Topic 605 for comparability purposes. Prior to the year ended December 31, 2020, the account retention rate was calculated using revenues recognized pursuant to Topic 605 for all periods in order to enhance comparability during our transition to Topic 606 as we did not have all information that was necessary to calculate account retention rate pursuant to Topic 606 for earlier periods.
•Our Constant currency ARR growth rate is the growth rate of our ARR, measured on a constant currency basis. Our ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenue as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year.
Use and Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have calculated adjusted cost of subscriptions and licenses, adjusted cost of services, adjusted research and development, adjusted selling and marketing, adjusted general and administrative, adjusted income from operations, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin, each of which are non‑GAAP financial measures. We have provided tabular reconciliations of each of these non‑GAAP financial measures to such measure’s most directly comparable GAAP financial measure.
Management uses these non‑GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non‑GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period‑over‑period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as to compare our financial results to those of other companies. Our definitions of these non‑GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non‑GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Annual Report on Form 10‑K to be filed with the SEC.
We calculate these non‑GAAP financial measures as follows:
•Adjusted cost of subscriptions and licenses is determined by adding back to GAAP cost of subscriptions and licenses, amortization of purchased intangibles and developed technologies, stock‑based compensation, and realignment expenses, for the respective periods;
•Adjusted cost of services is determined by adding back to GAAP cost of services, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;

•Adjusted research and development is determined by adding back to GAAP research and development, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted selling and marketing is determined by adding back to GAAP selling and marketing, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted general and administrative is determined by adding back to GAAP general and administrative, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted income from operations is determined by adding back to GAAP operating income, amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, realignment expenses, and expenses associated with IPO for the respective periods;
•Adjusted Net Income is defined as net income adjusted for the following: amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, realignment expenses, expenses associated with IPO, other non‑operating income and expense (primarily foreign exchange gain (loss)), net, the tax effect of the above adjustments to net income, and loss from investment accounted for using the equity method, net of tax. The tax effect of adjustments to net income is based on the estimated marginal effective tax rates in the jurisdictions impacted by such adjustments;
•Adjusted Net Income per diluted share is determined by dividing Adjusted Net Income by the weighted average diluted shares outstanding;
•Adjusted EBITDA is defined as net income adjusted for interest expense, net, provision for income taxes, depreciation and amortization, stock‑based compensation, acquisition expenses, realignment expenses, expenses associated with IPO, other non‑operating income and expense (primarily foreign exchange gain (loss)), net, and loss from investment accounted for using the equity method, net of tax;
•Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues.
We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view these non‑GAAP financial measures in conjunction with the related GAAP financial measures.

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$122,006	$121,101
Accounts receivable	195,782	211,775
Allowance for doubtful accounts	(5,759)	(7,274)
Prepaid income taxes	3,535	4,543
Prepaid and other current assets	24,694	23,413
Total current assets	340,258	353,558
Property and equipment, net	28,414	29,632
Operating lease right-of-use assets	46,128	—
Intangible assets, net	45,627	46,313
Goodwill	581,174	480,065
Investments	5,691	1,725
Deferred income taxes	39,224	51,068
Other assets	39,519	32,238
Total assets	$1,126,035	$994,599
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,492	$17,669
Accruals and other current liabilities	226,793	167,517
Deferred revenues	202,294	204,991
Operating lease liabilities	16,610	—
Income taxes payable	3,366	2,236
Total current liabilities	465,555	392,413
Long-term debt	246,000	233,750
Long-term operating lease liabilities	31,767	—
Deferred revenues	7,020	8,154
Deferred income taxes	10,849	8,260
Income taxes payable	7,883	8,140
Other liabilities	15,362	9,263
Total liabilities	784,436	659,980
Stockholders’ equity:
Common stock	2,722	2,548
Additional paid-in capital	741,113	408,667
Accumulated other comprehensive loss	(26,233)	(23,927)
Accumulated deficit	(376,003)	(52,669)
Total stockholders’ equity	341,599	334,619
Total liabilities and stockholders’ equity	$1,126,035	$994,599

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Subscriptions	$178,262	$162,962	$679,273	$608,300
Perpetual licenses	21,362	21,438	57,382	59,693
Subscriptions and licenses	199,624	184,400	736,655	667,993
Services	19,943	18,522	64,889	68,661
Total revenues	219,567	202,922	801,544	736,654
Cost of revenues:
Cost of subscriptions and licenses	29,337	23,377	95,803	71,578
Cost of services	21,226	16,524	71,352	72,572
Total cost of revenues	50,563	39,901	167,155	144,150
Gross profit	169,004	163,021	634,389	592,504
Operating expenses:
Research and development	45,945	46,935	185,515	183,552
Selling and marketing	36,240	43,405	143,791	155,294
General and administrative	28,176	26,165	113,451	97,580
Amortization of purchased intangibles	4,368	3,811	15,352	14,213
Expenses associated with initial public offering	—	—	26,130	—
Total operating expenses	114,729	120,316	484,239	450,639
Income from operations	54,275	42,705	150,150	141,865
Interest expense, net	(3,026)	(1,696)	(7,476)	(8,199)
Other income (expense), net	18,190	8,496	24,946	(5,557)
Income before income taxes	69,439	49,505	167,620	128,109
Provision for income taxes	(16,480)	(11,979)	(38,625)	(23,738)
Loss from investment accounted for using the equity method, net of tax	(1,027)	(1,275)	(2,474)	(1,275)
Net income	51,932	36,251	126,521	103,096
Less: Net income attributable to participating securities	(230)	2	(234)	(8)
Net income attributable to Class A and Class B common stockholders	$51,702	$36,253	$126,287	$103,088
Per share information:
Net income per share, basic	$0.17	$0.13	$0.44	$0.36
Net income per share, diluted	$0.17	$0.13	$0.42	$0.35
Weighted average shares outstanding, basic	297,192,775	285,349,414	289,863,272	284,625,642
Weighted average shares outstanding, diluted	309,096,405	289,242,127	299,371,129	293,796,707

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$126,521	$103,096
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,117	32,160
Bad debt (recovery) allowance	(1,000)	862
Deferred income taxes	16,246	732
Deferred compensation plan activity	3,706	3,994
Stock-based compensation expense	32,114	8,091
Amortization and write-off of deferred debt issuance costs	985	553
Change in fair value of derivative	(347)	159
Change in fair value of contingent consideration	(1,340)	62
Foreign currency remeasurement (gain) loss	(24,502)	5,311
Loss from investment accounted for using the equity method, net of tax	2,474	1,275
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	12,388	(21,152)
Prepaid and other assets	11,705	(668)
Accounts payable, accruals and other liabilities	47,656	41,880
Deferred revenues	(565)	(268)
Income taxes payable	(3,818)	(5,314)
Net cash provided by operating activities	258,340	170,773
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(15,496)	(15,804)
Capitalization of costs to translate software products into foreign languages	(951)	(835)
Acquisitions, net of cash acquired of $5,266 and $2,523, respectively	(93,032)	(34,054)
Other investing activities	(7,854)	(3,000)
Net cash used in investing activities	(117,333)	(53,693)
Cash flows from financing activities:
Proceeds from credit facilities	550,875	191,250
Payments of credit facilities	(538,625)	(216,250)
Proceeds from term loan	125,000	—
Repayment of term loan	(125,000)	—
Payments of debt issuance costs	(432)	—
Payments of financing leases	(189)	—
Payments of acquisition debt and other consideration	(3,425)	(11,029)
Proceeds from Class B Common Stock follow-on offering, net of underwriters’ discounts and commissions	295,802	—
Payments of Class B Common Stock follow-on offering expenses	(1,373)	—
Payments of dividends	(422,646)	(24,989)
Payments for shares acquired including shares withheld for taxes	(83,975)	(24,166)
Proceeds from Common Stock Purchase Agreement	58,349	4,510
Proceeds from exercise of stock options	9,128	3,626
Net cash used in financing activities	(136,511)	(77,048)
Effect of exchange rate changes on cash and cash equivalents	(3,591)	(114)
Increase in cash and cash equivalents	905	39,918
Cash and cash equivalents, beginning of year	121,101	81,183
Cash and cash equivalents, end of year	$122,006	$121,101

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months and Year Ended December 31, 2020 and 2019
(in thousands)
(unaudited)

Reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$51,932	$36,251	$126,521	$103,096
Interest expense, net	3,026	1,696	7,476	8,199
Provision for income taxes	16,480	11,979	38,625	23,738
Depreciation and amortization	10,281	8,826	36,117	32,160
Stock-based compensation	9,354	2,040	32,114	8,091
Acquisition expenses	3,168	2,494	11,666	6,597
Realignment expenses	10	(92)	10,022	(584)
Expenses associated with IPO	—	—	26,130	—
Other (income) expense, net	(18,190)	(8,496)	(24,946)	5,557
Loss from investment accounted for using the equity method, net of tax	1,027	1,275	2,474	1,275
Adjusted EBITDA	$77,088	$55,973	$266,199	$188,129

Reconciliation of net income to Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$51,932	$36,251	$126,521	$103,096
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles and developed technologies	6,027	5,032	20,721	18,731
Stock-based compensation	9,354	2,040	32,114	8,091
Acquisition expenses	3,168	2,494	11,666	6,597
Realignment expenses	10	(92)	10,022	(584)
Expenses associated with IPO	—	—	26,130	—
Other (income) expense, net	(18,190)	(8,496)	(24,946)	5,557
Total non-GAAP adjustments, prior to income taxes	369	978	75,707	38,392
Income tax effect of non-GAAP adjustments	(1,239)	(2,733)	(12,024)	(7,714)
Loss from investment accounted for using the equity method, net of tax	1,027	1,275	2,474	1,275
Adjusted Net Income	$52,089	$35,771	$192,678	$135,049

Reconciliation of GAAP Financial Statement Line Items to Non-GAAP Adjusted Financial Statement Line Items:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cost of subscriptions and licenses	$29,337	$23,377	$95,803	$71,578
Amortization of purchased intangibles and developed technologies	(1,659)	(1,221)	(5,369)	(4,518)
Stock-based compensation	(17)	(55)	(925)	(115)
Realignment expenses	8	—	(42)	51
Adjusted cost of subscriptions and licenses	$27,669	$22,101	$89,467	$66,996

Cost of services	$21,226	$16,524	$71,352	$72,572
Stock-based compensation	(156)	(159)	(2,857)	(522)
Acquisition expenses	(866)	(22)	(1,916)	(22)
Realignment expenses	126	—	(1,422)	185
Adjusted cost of services	$20,330	$16,343	$65,157	$72,213

Research and development	$45,945	$46,935	$185,515	$183,552
Stock-based compensation	(3,951)	(801)	(11,769)	(3,107)
Acquisition expenses	(1,492)	(1,653)	(6,605)	(4,736)
Realignment expenses	62	92	(848)	171
Adjusted research and development	$40,564	$44,573	$166,293	$175,880

Selling and marketing	$36,240	$43,405	$143,791	$155,294
Stock-based compensation	(652)	(453)	(6,259)	(2,210)
Acquisition expenses	(75)	(76)	(318)	(240)
Realignment expenses	(762)	—	(5,945)	263
Adjusted selling and marketing	$34,751	$42,876	$131,269	$153,107

General and administrative	$28,176	$26,165	$113,451	$97,580
Stock-based compensation	(4,578)	(572)	(10,304)	(2,137)
Acquisition expenses	(617)	(501)	(2,228)	(1,047)
Realignment expenses	556	—	(1,765)	(86)
Adjusted general and administrative	$23,537	$25,092	$99,154	$94,310

Income from operations	$54,275	$42,705	$150,150	$141,865
Amortization of purchased intangibles and developed technologies	6,027	5,032	20,721	18,731
Stock-based compensation	9,354	2,040	32,114	8,091
Acquisition expenses	3,168	2,494	11,666	6,597
Realignment expenses	10	(92)	10,022	(584)
Expenses associated with IPO	—	—	26,130	—
Adjusted income from operations	$72,834	$52,179	$250,803	$174,700